As filed with the Securities and Exchange Commission on April 10, 2003.
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                     36-0781620
 -------------------------------            ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000

   ---------------------------------------------------------------------------
    (Address, including zip code of registrant's principal executive offices)

          Baxter International Inc. 2001 Incentive Compensation Program
                            (Full title of the Plan)

         --------------------------------------------------------------

                                 Jan Stern Reed
                Corporate Secretary and Associate General Counsel
                            Baxter International Inc.
                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000

         --------------------------------------------------------------
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of                       Amount to be         Proposed maximum            Proposed maximum          Amount of registration
securities to be registered    registered (1)       offering price per share    aggregate offering price  fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value     3,500,000 shares         18.85 (3)             $ 65,975,000                  $ 5,340
per share, including
Preferred Stock Purchase
Rights (2)
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this registration statement also covers any additional shares of common stock which may be issuable in connection with any stock split, stock dividend or similar transaction.

(2) Rights initially are carried and traded with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on April 4, 2003.

                              EXPLANATORY STATEMENT

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Baxter International Inc., a Delaware corporation (the "Company"), in order to register 3,500,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-62820) filed with the Securities and Exchange Commission (the "Commission") on June 12, 2001 for issuance pursuant to the Baxter International Inc. 2001 Incentive Compensation Program. The contents of such previously filed Registration Statement (File No. 333-62820) are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

Exhibit Number                  Description
--------------                  -----------

5                      Opinion of Legal Counsel

23.1                   Consent of PricewaterhouseCoopers LLP

23.2                   Consent of Legal Counsel (included in Exhibit 5)

24                     Power of Attorney (included in signature page)

                               S I G N A T U R E S

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on April 10, 2003.

                                              BAXTER INTERNATIONAL INC.

                                         By:  /S/ Harry M. Jansen Kraemer, Jr.
                                              ----------------------------------
                                              Harry M. Jansen Kraemer, Jr.
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Harry M. Jansen Kraemer, Jr. and Jan Stern Reed, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2003.

SIGNATURE                                          TITLE

/S/ Harry M. Jansen Kraemer, Jr.        Chairman of the Board of Directors and
----------------------------------      Chief Executive Officer
Harry M. Jansen Kraemer, Jr.            (Principal Executive Officer)


/S/ Brian P. Anderson                   Senior Vice President and
----------------------------------      Chief Financial Officer
Brian P. Anderson                       (Principal Financial Officer and
                                        Principal Accounting Officer)


/S/ Walter E. Boomer                    Director
----------------------------------
Walter E. Boomer

/S/ Pei-yuan Chia                       Director
----------------------------------
Pei-yuan Chia

/S/ John W. Colloton                    Director
----------------------------------
John W. Colloton

/S/ Susan Crown                                   Director
-------------------------------------
Susan Crown


/S/ Gail D. Fosler                                Director
-------------------------------------
Gail D. Fosler


/S/ Joseph B. Martin, M.D., Ph.D.                 Director
-------------------------------------
Joseph B. Martin, M.D., Ph.D.


/S/ James R. Gavin III, M.D., Ph.D.               Director
-------------------------------------
James R. Gavin, M.D., Ph.D.


/S/ Thomas T. Stallkamp                           Director
-------------------------------------
Thomas T. Stallkamp


/S/ Monroe E. Trout                               Director
-------------------------------------
Monroe E. Trout


/S/ Fred L. Turner                                Director
-------------------------------------
Fred L. Turne

                                  EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

5                        Opinion of Legal Counsel

23.1                     Consent of PricewaterhouseCoopers LLP

23.2                     Consent of Legal Counsel (included in Exhibit 5)

24                       Power of Attorney (included in signature page)